DEBT RESOLUTION AGREEMENT

THIS AGREEMENT is entered into effective the 20th day of March, 2002, at Houston, Texas, Between GK INTELLIGENT SYSTEMS, INC., a Delaware corporation ("Corporation" or "GKIS") and GARY F. KIMMONS ("KIMMONS").

WHEREAS, GKIS is in the business of providing artificial intelligence based education, training and performance support and is based in Houston, Texas; and

WHEREAS, GKIS desires to compensate KIMMONS for accrued unpaid salary as dictated by the terms and conditions of the Amended and Restated Employment Agreement dated March 13, 1998 and its affiliated Addendum of same date signed by both parties; and

WHEREAS, GKIS and KIMMONS desire for him to continue in his role as Chairman of the Board of Directors, President and CEO of GKIS under the terms and conditions of KIMMONS' existing employment agreement;

NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

     1. Compensation. GKIS agrees to issue KIMMONS seven million (7,000,000) shares of GK Intelligent Systems Common Stock as compensation-in-full for seven hundred thousand ($700,000) dollars accrued unpaid salary as specified by the terms and conditions of the Amended and Restated Employment Agreement dated March 13, 1998 and its affiliated Addendum of same date between GKIS and Mr. Kimmons. The number of shares issued is determined using the following formula: 35 months (i.e. May 15, 1999 to March 15, 2002) of non-payment times $20,000/month salary times 10 shares for each dollar owed.

     2. Additional Compensation. GKIS acknowledges that the issuance of the Common Stock does not constitute repayment to KIMMONS for additional amounts which may be owed by GKIS under other terms of KIMMONS' employment agreement.

     3. Rights Prior to Issue. KIMMONS shall have no rights as a stockholder with respect to the shares until such shares are issued.

     4. Prior Agreements. Except as set out herein, this agreement supersedes and is in lieu of any and all prior or contemporaneous agreements, communications or understandings, whether written or unwritten, verbal or tacit, implied by prior dealings, between and among any of the parties, their predecessors or affiliates with respect to the matters set out herein and therein, respectively.

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     5.   Amendment in Writing. No amendment, modification or change to this agreement shall be binding unless in writing, signed by all the parties hereto.

     6. Agreement Binding. This agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legatees, administrators, executors, legal representatives, successors, assigns (including remote, as well as immediate, successors to and assignees of said parties).

     7. Representations, Warranties and Agreements of KIMMONS. KIMMONS represents, warrants and agrees as follows:

          a. No Registration. KIMMONS is aware that the Shares have not been registered nor is registration contemplated under the Securities Act of 1933, and accordingly, that the Shares must be held indefinitely unless they are subsequently registered under said Act or unless, in the opinion of counsel for the Corporation, a sale or transfer may be made without registration thereunder. KIMMONS agrees that any certificates evidencing the Shares may bear a legend restricting the transfer thereof consistent with the foregoing and that a notation may be made in the records of the Corporation restricting the transfer of the Shares in a manner consistent with the foregoing.

          b. No Preemptive Rights. KIMMONS acknowledges and agrees that he has no preemptive rights with respect to the Shares to be conveyed hereunder.

     8. Representations, Warranties and Agreements of GKIS. GKIS represents, warrants and agrees as follows:

          a. Authority. GKIS is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets it now owns or holds under lease, and to enter into and perform its obligations under this agreement. The execution and delivery of this agreement and the consummation of all the transactions contemplated thereby have been duly authorized by all necessary corporate action on behalf of GKIS. The persons signing on behalf of GKIS are duly authorized to do so and this agreement will be binding upon GKIS. GKIS is not subject to any lien or encumbrance of any kind nor is it subject to any agreement, instrument, order, or decree of any court or government body which would prevent consummation of the transaction contemplated by this agreement.

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          b.   No Suits Pending. There are no actions, suits, or proceedings pending, outstanding or threatened, against or affecting GKIS or any of the assets, properties or business of GKIS at law or in equity, or before or by any governmental authority, except as set out in its filings with the SEC or otherwise disclosed to KIMMONS.

          c. No Violations of Laws. To the best of its knowledge, GKIS is not in default or violation under any law, ordinance or regulation, or with respect to any order, writ, injunction, decree, or demand of any court or any governmental authority, or in the payment of any indebtedness for borrowed money or under the terms or provisions of any agreement or instrument evidencing or securing any such indebtedness except as disclosed to KIMMONS.

          d. Governmental Agencies. GKIS will comply with the requirements of all applicable laws, regulations, and requirements pertaining to GKIS.

          e. Information Provided. To the best of its knowledge, all information provided by GKIS to KIMMONS was and is accurate in all material respects and did not or does not, to the best of GKIS' knowledge, omit any information necessary to make such information and documentation necessary.

          f. Financial Statements. GKIS has delivered to KIMMONS its audited annual report for the fiscal year ended December 31, 1998, as set out in its Form 10K-SB, and its latest unaudited quarterly financial statements, as set out in its Form 10Q-SB. The financial statements present fairly the financial position and results of operations of GKIS prior to closing its doors on June 11th, 1999.

          g. Licenses and Permits. GKIS has all licenses, permits, approvals, consents, orders, rights and other authorizations necessary to enable it to conduct its business as currently conducted.

          h. No Undisclosed Liabilities. Except as set out in its audited annual report or quarterly unaudited financial statements, and as otherwise disclosed to KIMMONS, GKIS has no liabilities or obligations.

          i. No Conflict with Other Documents. Neither the execution and delivery of this agreement nor the carrying out of this transaction will result in any violation, termination or modification of, or be in conflict with GKIS' charter documents or bylaws, any contract or agreement to which GKIS is a party or is bound, or result in the creation of any lien or encumbrance upon any of the properties or assets of GKIS.

          j. Status of Shares to be Issued. All issued Shares of capital stock of GKIS are, and upon issuance to KIMMONS in accordance with the terms of this agreement, the Shares will also be duly authorized, validly issued and fully-paid and non-assessable. The Shares to be issued by GKIS hereunder are, and will be when issued, free and clear of all encumbrances, except as set out in this agreement.

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     9.   Choice of Law. The parties agree that this agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, excluding any principle or provision thereof that would require application of the laws of any other jurisdiction.

     10. Arbitration. If the parties have any disagreement or dispute arising in connection with this agreement or the subject matter of this agreement that cannot be resolved amicably among the parties, such dispute shall, on the written request of either party, be submitted to arbitration, which will comply with and be governed by the provisions of the Texas Civil Practice and Remedies Code, Section 171.000, et seq., and the American Arbitration Association. Pursuant to Section 171.026(a) of the Texas Civil Practice and Remedies Code, arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association in existence at the time of arbitration. The cost and expenses, including attorney's fees and the fees of arbitrators, shall be borne by the losing party or in such proportion as the arbitrators shall determine.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed on the day and year set forth above.



                                             GK INTELLIGENT SYSTEMS, INC.


                                                  /S/ Gary F. Kimmons
                                           By:  ______________________________
                                                BOARD OF DIRECTORS

                                                  /S/ Dick Meador
                                           By:  ______________________________
                                                BOARD OF DIRECTORS

                                                  /S/ Kathryn Kimmons
                                           By:  ______________________________
                                                BOARD OF DIRECTORS

                                                  /S/ Lance Kimmons
                                           By:  ______________________________
                                                BOARD OF DIRECTORS

                                                  /S/ Rene H. Ethridge
                                           By:  ______________________________
                                                BOARD OF DIRECTORS



                                          GARY F. KIMMONS, INDIVIDUAL

                                                  /S/ Gary F. Kimmons
                                          -------------------------------
                                          GARY F. KIMMONS

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